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                                  EXHIBIT 10.3





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                             SHOPPING CENTER LEASE


This lease ("Lease") is entered into as of the 24th day of June, 1994, by and between the Landlord and the Tenant hereinafter named:

ARTICLE 1.  DEFINITIONS AND CERTAIN BASIC PROVISIONS.

1.1      (a)     "Landlord": Jerry J. Moore Investments

         (b)     Landlord's address:  P.O. Box 6564, Houston, Texas 77265

         (c)     "Tenant": Citizens Bank

         (d)     Tenant's address: P.O. Box 4007, Corpus Christi, Texas 78469

         (e)     Tenant's "Trade Name": Citizens Bank

         (f) "Demised Premises": a store unit approximately 1,560 square feet in area (measured to the exterior of outside walls and to the center of interior walls), in the Five Points Shopping Center located on the real property in Nueces County described in Exhibit "A" attached hereto and made a part hereof (the "Shopping Center"), said Demised Premises being known as 4101 Highway 77, #L-1, Corpus Christi, Texas 78410 and as being generally shown crosshatched in red on Exhibit "B" attached hereto and made a part hereof.

         (g) "Lease Term": Commencing on the later of the 1st day of September, 1994 or the date Tenant obtains regulatory approval pursuant to Article 33 herein, but in no event later than October 1, 1994 (the "Commencement Date") and continuing for Three (3) full Lease Years thereafter.

                 "Pre-term Occupancy": Prior to the commencement of the Lease Term, Tenant may occupy the Demised Premises beginning July 1, 1994. All rules, regulations and obligations of Tenant hereinafter defined shall apply during the Pre-term Occupancy period.

         (h)     "Minimum Guaranteed Rental":
                 Lease Years (1-3): $2,184.00/month.

         (i)     "Percentage Rental", for Lease Years:   N/A

         (j)     "Security Deposit":  $2,423.00.

                 "Prepaid Rental": $2,423.00, being an amount equal to (h) Minimum Guaranteed Rental, plus (l) Common Area Maintenance Charge, plus (m) Taxes, plus (n) Insurance, plus (o) Other Periodic Charges for the first month of the Lease Term.





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         (k)     "Permitted Use": Bank

         (l) "Common Area Maintenance Charge": $94.00 per month, payable in advance, subject to periodic adjustments, commencing on the first day of the Lease Term.

         (m) "Taxes": $109.00 per month, payable in advance, subject to periodic adjustments, commencing on the first day of the Lease Term.

         (n) "Insurance": $16.00 per month, payable in advance, subject to periodic adjustments, commencing on the first day of the Lease Term.

         (o) "Other Periodic Charges": $20.00 per month, payable in advance, subject to periodic adjustments, for water, commencing on the first day of the Lease Term.

         (p) "Tenant's Pro Rata Share" means a fraction having as its numerator the number of square feet of floor area in the Demised Premises and as its denominator the total number of square feet of leasable area in the Shopping Center.

         (q) Taxes, Insurance, Common Area Maintenance Charge, Other Periodic Charges, and any other Tenant charge, cost, payment or assessment contained in this Lease are, and individually and collectively are defined herein to be, "Additional Rental".

         (r)     "Agent": JJM Management Inc.

         (s)     Agent's address: P.O. Box 6564, Houston, Texas 77265

         1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in the other provisions of this Lease.

         1.3 All monies to be paid by Tenant to Landlord shall be paid to Landlord's Agent at the address stipulated in Article 1.1(s).

         ARTICLE 2.  GRANTING CLAUSE AND QUIET POSSESSION.

         2.1 In consideration of and subject to the terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Demised Premises as described in Section 1.1(f) (herein called the "Demised Premises").

         2.2 Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease and any mortgages, leases and other matters to which this Lease is subordinate, at all times during the continuance of this Lease have peaceful and quiet possession of the Demised Premises.





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         ARTICLE 3.  DELIVERY AND ACCEPTANCE OF PREMISES; TERM OF LEASE;
HOLDOVER.

         3.1 Tenant agrees to accept possession of the Demised Premises at such time as Landlord delivers same to Tenant and Landlord agrees to deliver possession by August 1, 1994. By occupying the Demised Premises, Tenant shall be deemed to have accepted the same in an "AS IS" condition and to have acknowledged that the same complies fully with Landlord's covenants and obligations hereunder, including any Landlord's Work contained in Exhibit "C", Construction Agreement, attached hereto and made a part hereof.

         3.2 In the event Landlord delivers possession of the Demised Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Minimum Guaranteed Rental, in the same manner as if delivery had occurred on the Commencement Date. If this Lease is executed before the Demised Premises becomes vacant and any present tenant or occupant of the Demised Premises holds over beyond the Commencement Date of this Lease, or if Landlord cannot otherwise deliver possession of the Demised Premises on or prior to the Commencement Date of this Lease, Landlord shall not be deemed to be in default hereunder and in such event, the Commencement Date in Section 1.1(g) shall be deemed to be such later date as Landlord actually delivers possession of the Demised Premises to Tenant.

         3.3 Tenant recognizes that this Lease provides for Tenant's maintaining and repairing the Demised Premises at its sole cost and expense, as more specifically provided in Article 7. Accordingly, excepting any warranties that may be expressly set forth herein, Tenant hereby accepts the Demised Premises without warranties of any kind, express or implied, from Landlord, including any warranties regarding merchantability, fitness for a particular purpose, habitability, suitability or tenantability.

         3.4     This Lease shall be for a Lease Term as set forth in Section
1.1(g).

         3.5 In the event this Lease is hereafter extended by written agreement of the parties, the phrase "Lease Term", as used herein, shall refer to such extended term in addition to the period specified in Section 1.1(g) above.

         3.6 In the event Tenant remains in possession of the Demised Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month at a monthly rental equal to 200% of Minimum Guaranteed Rental and Additional Rental payable for the last month of the expired term (including one-twelfth (1/12th) of any Percentage Rental payable for the last Lease Year of the expired term), and otherwise subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

         ARTICLE 4.  MINIMUM GUARANTEED RENTAL AND PERCENTAGE RENTAL.

         4.1 Minimum Guaranteed Rental shall accrue hereunder from the Commencement Date, and shall be payable to Landlord without demand and without deduction or offset of any





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nature, as specified in Section 1.3 above or at such other address as may be designated by Landlord from time to time.

         4.2 Tenant shall pay to Landlord Minimum Guaranteed Rental in monthly installments in the amounts specified in Section 1.1(h) above. The first such monthly installment shall be due and payable on or before the first day of each succeeding calendar month during the Lease Term. Minimum Guaranteed Rental and Additional Rental for any partial calendar month shall be prorated.

         4.3     Deleted prior to execution.

         4.4     Deleted prior to execution.

         4.5 In the event any Minimum Guaranteed Rental, or Additional Rental of any nature payable hereunder is not received within five (5) days after its due date for any reason whatsoever, a late charge penalty of $3.00 per day shall become due. The total amount thus due including any penalty shall bear interest at the maximum non-usurious interest rate which could legally be charged in the event of a loan of such Rental to Tenant in the state where the Demised Premises are located. Any such late charge penalty or interest shall be payable on demand as Additional Rental hereunder.

         4.6     Deleted prior to execution.

         4.7     Deleted prior to execution.

         4.8     Deleted prior to execution.

         4.9     Deleted prior to execution.

         4.10    Deleted prior to execution.

         ARTICLE 5.  COMMON AREA MAINTENANCE.

         5.1 The term "Common Area" is defined for all purposes of this Lease as that part of the Shopping Center intended for the common use or benefit of all tenants including, among other facilities (as such may be applicable to the Shopping Center), the parking area, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding interior space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Landlord reserves the right to change from time to time the dimensions, size and location of the Common Area, parking lot, striping, as well as the dimensions identity and type of any buildings in the Shopping Center. Tenant, its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Shopping Center and other persons permitted by Landlord to use the same, subject to





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such reasonable rules and regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas within the Shopping Center or in reasonable proximity thereto in which automobiles owned or used by Tenant, its employees, subtenants, licensees and concessionaires shall be parked. In this regard, Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or concessionaires. Tenant shall not solicit business within the Common Area or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

         5.2 All costs paid or incurred by Landlord for the operation, management, and maintenance of the Common Area and the necessity therefore, shall be in the sole discretion of Landlord.

         5.3 In addition to the Rentals and other charges prescribed in this Lease, Tenant shall pay to Landlord as Additional Rental an amount equal to Tenant's Pro Rata Share of Common Area Costs paid or incurred by Landlord during the Lease Term; provided that, in no event shall such amount be less than the amount of the Common Area Maintenance Charge specified in Section 1.1(l) above.


         Tenant shall make such payments to Landlord monthly on the same day that Minimum Guaranteed Rental is due. The first such monthly installment shall be due and payable on or before the date and in the amount specified in
Section 1.1(l). Landlord may, at its option, increase the amount of Tenant's Common Area Maintenance Charge, from time to time, based upon the estimated annual cost of operation and maintenance of the Common Area, subject to adjustment after the end of the year on the basis of the actual cost for such year. The term "Common Area Costs", as used herein, means all costs and expenses of every kind and nature paid or incurred in operating, managing, cleaning, equipping, lighting, repairing, replacing and maintaining the Common Area, including, without limitation, costs of resurfacing, recoating and restriping the parking area; repainting, cleaning, sweeping and other janitorial services; landscaping; car stops; utilities serving the Common Area; maintenance, repair and replacement of roofs, gutters, utility systems and drainage systems within and serving the Shopping Center; rental charges for machinery and equipment; Shopping Center identification signs; directional signs and other markers; on and off-site traffic regulation and control signs and devices; security (if and to the extent Landlord elects to provide same); lighting fixtures and bulbs, sound equipment, supplies, costs of personnel to implement all of the foregoing, including wages, unemployment taxes and social security taxes; personal property taxes; fees for required licenses and permits; supplies; heating, ventilating and air-conditioning systems serving the Common Area, including, without limitation, enclosed mall(s), if any; and an allowance to Landlord for supervision of the Common Area in an amount equal to fifteen percent (15%) of the total of all Common Area Costs (but there shall be excluded from Common Area Costs the cost of equipment properly chargeable to a capital account, and depreciation of the original costs of constructing the Common Area).

         5.4 Within one hundred twenty (120) days after the end of each calendar year Landlord will provide Tenant with a statement showing the balance, if any, that Tenant owes





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Landlord for the Common Area Maintenance Charge for such calendar year, and
Tenant shall pay Landlord the difference within thirty (30) days after receipt of said statement.

         ARTICLE 6.  USE AND OCCUPANCY OF PREMISES.

         6.1 The Demised Premises shall be used only for the permitted use or uses specified in Section 1.1(k) above, and for no other purposes without the prior written consent of Landlord. Tenant shall use in the transaction of business in the Demised Premises the Trade Name specified in Section 1.1(e) above and no other Trade Name without the prior written consent of Landlord.

         6.2 Tenant shall not at any time leave the Demised Premises vacant, but shall in good faith continuously throughout the Lease Term conduct and carry on in the entire Demised Premises the type of business for which the Demised Premises are leased. Tenant may vacate at any time during the lease Term upon the payment of a sum equal to 85% of the then unpaid lease rental; provided further, prior to the 23rd month of this lease term, Tenant may give written notice of intention to terminate at end of 24th month, accompanied with payment of rent for the 25th through the 30th month, upon which this lease shall terminate..

         6.3 Tenant shall not, without Landlord's prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center. All property kept, stored or maintained within the Demised Premises by Tenant shall be at Tenant's sole risk. Tenant agrees, at its own cost and expense, to comply with all rules, regulations and requirements of the fire insurance underwriting organization and any similar body or governmental authority having jurisdiction.

         6.4 Tenant shall not conduct within the Demised Premises any fire, auction, bankruptcy, "going-out-of-business", "lost-our-lease", or similar sales. Tenant shall not permit any objectionable or unpleasant odors or sounds to emanate from the Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises or where the same can be seen or heard from outside the building; nor place any antenna, awning or other projection on the exterior of the Demised Premises; nor place any "For Lease" or similar signs inside or outside its Demised Premises; nor distribute or cause to be distributed any handbills or other advertising devices in the Shopping Center; nor use any portion of the Common Area for the keeping or displaying of any merchandise or other object; nor take any other action which would constitute a nuisance or would disturb or endanger other tenants or invitees of the Shopping Center or unreasonably interfere with their use of the respective premises; nor do anything which would tend to injure the reputation of the Shopping Center.

         6.5 Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall keep the Demised Premises and sidewalks, service-ways and loading areas adjacent to the Demised Premises neat, safe, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Demised Premises, arranging for the regular pick-up of such trash and garbage from Tenant's dumpster at Tenant's expense. Receiving and delivery of goods and merchandise and removal of garbage and trash





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shall be made only in the manner and areas prescribed by Landlord.  Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center.

         6.6 Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs and any Tenant exterior lights on the Demised Premises lighted from dusk until 11:00 P.M. every day, including Sundays and holidays.

         6.7 Tenant shall take prudent measures to provide for the security of its employees, agents, customers, and the Demised Premises, and shall keep some of its interior store lights lighted from dusk until dawn every day.

         6.8 Tenant shall procure, at its sole expense, any permits required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.


         ARTICLE 7.  MAINTENANCE AND REPAIR OF PREMISES.

         7.1 Landlord shall keep the foundation, the exterior walls (excluding plate glass; windows, doors, door closure devices and other exterior openings; window and door frames, molding, locks and hardware; special store fronts; lighting, heating, air conditioning, grease traps, utility meters, plumbing and other electrical, mechanical and electromotive installations, equipment and fixtures; signs, placards, decorations or advertising media of any type, and interior treatments to the exterior walls), and roof of the Demised Premises in good repair; provided, however, Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, employees, invitees, subtenants, licensees and concessionaires. The provisions of this Section 7.1 are expressly subject to the provisions of
Article 14 and Article 23 of this Lease. In the event the Demised Premises should become in need of repairs required to made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord.

         7.2 Tenant, at its sole cost and expense, shall keep and maintain the Demised Premises in good order and in a neat, clean, safe and habitable condition, free of insects, rodents, vermin and other pests, and shall make all needed repairs and replacements, except for repairs and replacements required to be made by Landlord under the provisions of Section 7.1, Article 14 and
Article 23 of this Lease. Without limiting the preceding sentence, it is understood that Tenant's responsibilities include the repair and replacement of all cracked or broken glass and all lighting, heating, air conditioning, grease traps, utility meters, plumbing, water heaters, sprinklers, and other electrical, mechanical and electromotive installations, equipment and fixtures in the Demised Premises. Tenant shall arrange for periodic inspection, cleaning, maintenance and repair of any grease traps, exhaust fans and/or hood duct systems located in, on or about the Demised Premises, at Tenant's sole cost and expense, by qualified service technicians and at regular intervals approved by Landlord. If any repairs or replacements required to be made by Tenant hereunder are not made within ten (10) days after written notice is delivered to Tenant by Landlord, Landlord may at its option make such repairs or replacements without liability to Tenant for any loss or damage which may result by reason thereof; and Tenant shall pay to Landlord upon demand, as Additional Rental hereunder, the cost of such repairs or replacements.





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         ARTICLE 8.  UTILITIES.

         8.1 Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewage service and other utilities furnished to the Demised Premises, including any charges for utilities on Landlord's meters, which may be adjustable from time to time. In the event Tenant fails to reimburse Landlord for any charges within thirty (30) days of billing, Landlord may, in addition to any other options or remedies herein, interrupt utility service to Tenant. Landlord shall not be liable for any interruption whatsoever in utility services.

         ARTICLE 9.  TAXES.

         9.1 Tenant shall pay before delinquency all taxes levied against Tenant's personal property and trade fixtures in the Demised Premises. If any such taxes are levied against Landlord or Landlord's property and Landlord elects to pay the same, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

         9.2 Tenant shall pay to Landlord as Additional Rental an amount equal to Tenant's Pro Rata Share of all real estate and other ad valorem taxes, assessments, parking surcharges, water and sewer rents, and other governmental impositions, levies and charges of every kind and nature whatsoever, general and special, ordinary and extraordinary (hereinafter collectively referred to as the "Taxes") levied against the Shopping Center for each real estate tax year during the Lease Term. Tenant shall make such payments to Landlord in monthly installments in such amounts as are determined by Landlord, such installments being due and payable on the same day that Minimum Guaranteed Rental is due. The first such monthly installment shall be due and payable on or before the date and in the amount specified in Section 1.1(m).

         9.3 Within one hundred twenty (120) days after the end of each calendar year Landlord shall provide Tenant with a statement showing the amount, if any, Tenant owes Landlord for Taxes for such calendar year. If the aforesaid installment payments made for a given year are greater than Tenant's Pro Rata Share of Taxes, Landlord shall credit the amount of the excess to Tenant's next Taxes installment(s). If said installment payments made are less than Tenant's Pro Rata Share of Taxes costs, Tenant shall pay Landlord the difference within thirty (30) days after receipt of said statement. In either case, neither party shall be entitled to payment or credit for any amounts owing for more than two (2) years, unless claims for such amounts are made prior to the end of such two (2) year period.

         9.4 If at any time during the Lease Term or any renewal or extension thereof a tax or excise on rents, or other tax however described (except any franchise, estate, inheritance, capital stock, income or excess profits tax imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this Lease or the Rentals or other charges reserved hereunder, as a substitute in whole or in part for, or in addition to the Taxes described in Section 9.2 above, Tenant agrees to pay to Landlord upon demand, as Additional Rental, the amount of such tax or excise.





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         ARTICLE 10.  ALTERATIONS.

         10.1 Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord, except for the installation of unattached movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Demised Premises. All alterations, additions, improvements and fixtures (other than Tenant's unattached movable trade fixtures) which may be made or installed by either party upon the Demised Premises shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Demised Premises to their original conditions at Tenant's expense.

         10.2 All construction and removal work by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, laws, ordinances, orders or regulations affecting the Demised Premises or the removal of any substances therefrom, in such a manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center, and in full compliance with Article 28 hereof. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, damages, costs, fines or penalties resulting from or arising in connection with the performance of such work.

         ARTICLE 11.  TENANT'S FIXTURES.

         11.1 Tenant may place or install in the Demised Premises Tenant's business fixtures and related furnishings and equipment that are not in the nature of a leasehold improvement, including but not limited to counters, shelving, floor fixtures, display cases, office furniture and safes, and shall remove same upon the expiration or termination of this Lease; provided, however, that Tenant, at Tenant's own cost and expense, shall repair any and all damage to the Demised Premises resulting from or caused by such installation or removal.

         ARTICLE 12.  TENANT'S STORE FRONT AND SIGNS.

         12.1 Except as hereinafter expressly provided, Tenant shall not, without Landlord's prior written consent (a) make any changes to the store front or (b) install any decorations or advertising media of any type (including anything within the Demised Premises that can be viewed from the exterior of the Demised Premises), excepting only dignified displays of customary type for its display windows, which have been approved by Landlord.

         12.2 Tenant shall, at its sole cost and expense, erect and install an exterior store front sign (see "Sign Criteria" attached as Exhibit "D") subject to Landlord's approval, within thirty (30) days after opening for business in the Demised Premises.

         12.3 All signs, lettering, placards, decorations and advertising media shall conform in all respects to sign criteria established by Landlord for the Shopping Center from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. No portable and/or trailer signs are allowed in the Shopping Center.





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         12.4    All signs shall be kept in good condition and in proper
operating order at all times, and shall be removed by Tenant upon the expiration or termination of this Lease.


         ARTICLE 13.  LANDLORD'S RIGHT OF ACCESS; USE OF ROOF.

         13.1 Landlord shall have the right to enter upon the Demised Premises at any time for the purpose of inspecting the same, or of making repairs to the Demised Premises, or of making repairs, alterations or additions to the adjacent premises, or of showing the Demised Premises to prospective purchasers, lessees or lenders.

         13.2 Tenant will permit Landlord to place and maintain "For Rent" or "For Lease" signs on the Demised Premises during the last ninety (90) days of the Lease Term.

         13.3 Use of the roof and air space above the roof of Demised Premises is reserved exclusively to Landlord.

         ARTICLE 14.  DAMAGES BY CASUALTY.

         14.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

         14.2 In the event the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance or (b) such building shall be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on the Demised Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence.

         14.3 Landlord's obligation to rebuild and repair under this Article 14 shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. Tenant agrees, promptly after completion of such work by Landlord, to proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant and to reopen for business in the Demised Premises.





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         14.4    Tenant agrees that during any period of reconstruction or
repair of the Demised Premises it will continue the operations of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the Minimum Guaranteed Rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of the Percentage Rental Rate and Additional Rental provided for herein.

         ARTICLE 15.  INSURANCE.

         15.1 Tenant shall pay to Landlord as Additional Rental an amount equal to Tenant's Pro Rata Share of all premiums for liability insurance, fire and extended coverage insurance, rental loss and such other insurance as may be carried by Landlord covering the Shopping Center (hereinafter collectively referred to as "Insurance") during the Lease Term. Tenant shall make such payments to Landlord in monthly installments in such amounts as are determined by Landlord, such installments being due and payable on the same day that Minimum Guaranteed Rental is due. The first such monthly installment shall be due and payable on or before the date and in the amount specified in Section 1.1(n).

         15.2 Within one hundred twenty (120) days after the end of each calendar year Landlord will provide Tenant with a statement showing the amount, if any, Tenant owes Landlord for Insurance for such calendar year. If the aforesaid installment payments made for a given year are greater than Tenant's Pro Rata Share of Insurance, Landlord shall credit the amount of the excess to Tenant's next Insurance installment(s). If said installment payments made are less than Tenant's Pro Rata Share of Insurance, Tenant shall pay Landlord the difference within thirty (30) days after receipt of said statement. Neither party shall be entitled to payment or credit for amounts owing for more than two (2) years, unless claims for such amounts are made prior to the end of such two (2) year period.

         15.3 All other insurance coverage shall be the responsibility of Tenant, including, without limitation, fire and extended coverage, theft, liability, plate glass breakage, and all insurance covering Tenant's stock of goods, trade fixtures, and all other contents of the Demised Premises. Any insurance against casualty loss which may be carried by either Landlord or Tenant shall be under the sole control of the party carrying such insurance. Tenant and its assignees hereby expressly waive any cause of action or right of recovery that it may hereafter have against Landlord for any loss or damage to the Demised Premises or to the building of which the Demised Premises are a part, or to the contents thereof belonging to Tenant contained in said Demised Premises caused by fire, explosion or other risk covered or which could be covered by a Texas Standard Form of Fire and Extended Coverage Policy.

         ARTICLE 16.  INDEMNITY AND PUBLIC LIABILITY INSURANCE.

         16.1 Landlord and tenant shall not be liable to each other or to each other's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of the other or their employees, subtenants, licensees or concessionaires, or of any other person entering the Shopping Center under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein or arising out of any breach or default by either in the performance of its obligations hereunder; and each hereby agrees to indemnify and hold the other harmless from and against any and all liability, loss, damage, expense or claim arising out of such damage or injury or resulting from any breach, violation or nonperformance of any covenants or conditions hereof by the other, its agents, employees or invitees.

         16.2 Tenant shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring both Landlord (by naming Landlord as an additional insured) and Tenant against all claims, demands or actions arising out of or in connection with the Demised Premises, the condition of the Demised Premises, Tenant's operations in and maintenance and use of the Demised Premises, and Tenant's liability assumed under this Lease, the limits of such policy or policies to be in an amount not less than $500,000 per occurrence and $500,000 aggregate in respect of injury to persons (including death), and in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies or duly executed "Certificates of Insurance", together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease, or prior to the date Landlord delivers possession of the Demised Premises to Tenant, whichever is the earlier to occur. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof or duly executed "Certificates of Insurance", bearing notations evidencing the payment of renewal premiums, shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand, as Additional Rental hereunder, the premium cost thereof.

         ARTICLE 17.  NON-LIABILITY FOR CERTAIN DAMAGES.

         17.1 Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damage to property caused by the Demised Premises or other portions of the Shopping Center becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord's willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord.

         17.2 Landlord shall not be liable to Tenant for losses due to theft, vandalism or burglary, or for damages or injuries done by unauthorized persons to the Demised Premises or to any person or property located in, upon, or adjacent to the Demised Premises.

         ARTICLE 18.  ASSIGNMENT AND SUBLETTING.

         18.1 Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings.

         18.2 If Tenant is a corporation, and if at any time during the Lease Term or any renewal or extension thereof the owners of a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of the execution of this Lease cease to own a majority of such shares (except as the result of transfer by devise or descent), the loss of a majority of such shares shall be deemed an assignment of this Lease by Tenant and therefore subject in all respects to the provisions of Section 18.1 above. The previous sentence shall not apply, however, if at the time of the execution of this Lease the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

         18.3 Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of all Rentals herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequently to the assignment or sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the Rentals payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

         18.4 Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises.

         18.5 Should Tenant request of Landlord the right to assign or sublet, Landlord may charge an amount equal to one (1) month's Minimum Guaranteed Rental and Additional Rental as an administration fee, if such request is granted.

         ARTICLE 19.  ASSIGNMENT OF LANDLORD'S INTEREST.

         19.1 Landlord shall have the right to assign, or transfer in whole or in part, every feature of Landlord's right and obligation hereunder and in the Demised Premises, subject to this Lease. Such assignments or transfers may be made to a corporation, state or national banking association, trust, trust company, limited partnership, partnership, individual or group of individuals, and however made, shall be in all things respected and recognized by Tenant. Tenant shall not, however, be charged with notice, actual or constructive, of or with inquiry and respect to, any such assignment or transfer until Tenant is furnished with a written notice of such transfer or assignment by Landlord.

         19.2 In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Demised Premises, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any remaining security given by Tenant to secure performance of Tenant's obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

         ARTICLE 20.  SUBORDINATION; ATTORNMENT.

         20.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Demised Premises or the Shopping Center as a whole, and to any renewals and extensions thereof (hereinafter collectively called "Mortgage"). Tenant agrees that any such mortgagee shall have the right at any time to subordinate such Mortgage to this Lease; provided, however, notwithstanding that this Lease may be (or made to be) superior to the Mortgage, the provisions of the Mortgage relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or arising from insurance payable by reason of damage or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request; provided, however, that upon Tenant's written request and notice to Landlord, Landlord shall use good faith efforts to obtain from any such mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the term of this Lease, notwithstanding any foreclosure of such Mortgage, so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease.

         20.2 At any time when the holder of an outstanding Mortgage has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such Mortgage shall have received written notice of such default and a reasonable time for curing such default thereafter shall have elapsed.

         ARTICLE 21.  DEFAULT BY TENANT AND LANDLORD REMEDIES.

         21.1 Events of Default. The following events shall be deemed to be "Events of Default" by Tenant under this Lease.

         (1) Tenant shall fail to pay any installment of Minimum Guaranteed Rental, Percentage Rental, Additional Rental, or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the date due, and ten (10) days after written notice and thirty (30) days thereafter to cure such default.

         (2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than as described in subsection (1) above, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

         (3) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         (4) Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease thereunder.

         (5) A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease.

         (6) Tenant shall abandon or vacate any substantial portion of the Demised Premises or shall permit the Demised Premises to remain unoccupied and unattended.

         (7) Tenant shall do or permit to be done anything that creates a lien upon the Demised Premises or any portion of the Shopping Center.

         21.2 Landlord Remedies. Upon the occurrence of any such Events of Default, in addition to all other legal or equitable remedies now or hereafter available, Landlord shall have the option to pursue the following described remedies without further demand or notice whatsoever:

         (1) Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

         (2) Enter upon and take possession of the Demised Premises, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, relet the premises on such terms and for such purposes as Landlord may deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting, and in no event shall Tenant be entitled to any excess of any rent obtained by reletting over the sums for which Tenant is obligated hereunder. Action may be brought from time to time to collect Rentals prior to the expiration of the Lease Term.

         (3) Enter upon the Demised Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, without being obligated to do so and without thereby waiving such default, and do whatever Tenant is obligated to do under the terms of this

Lease; and Tenant agrees to reimburse Landlord on demand for all costs and expenses (including reasonable attorney's fees) which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

         In the event Landlord elects to re-enter or repossess the Demised Premises after Tenant's default, Tenant hereby waives notice of such re-entry or repossession and of Landlord's intent to re-enter or retake possession and grants to Landlord full and free license to alter or change locks or security devices on the Demised Premises. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or provided by law, nor shall pursuit of any other such remedy constitute a forfeiture or waiver of any Rentals due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting by Landlord as above provided, shall include the expense of repossession, brokerage fees and the cost of any repairs, alterations, additions, or remodeling undertaken by Landlord following repossession.

         The service of any notice of termination or demand for possession, institution of any action for forcible detainer or the entry of a judgment for possession in such action, or any other act or acts resulting in the termination of Tenant's right of possession shall not relieve Tenant of Tenant's obligations to pay all Rentals hereunder during the balance of the Lease Term or any extension thereof. Landlord may collect and receive any Rentals due from Tenant, and the acceptance thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law by virtue of this Lease.

         21.3 Use of Fixtures. In the event Landlord shall have taken possession of the Demised Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of Tenant's fixtures, furniture, equipment, signs, and other personal property at all times prior to any foreclosure thereon by Landlord or repossession thereof by any third party having a prior lien thereon or claim thereto, or Landlord may remove and store such items in a public warehouse or elsewhere at Tenant's expense.

         21.4 Enjoin Breach. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

         21.5 Attorneys Fees. If on account of any breach or default by either party in its obligations hereunder, the other party shall employ an attorney to present, enforce or defend any of it's rights or remedies hereunder, and obtains a judgment for damages as a result, the other party agrees to pay any reasonable attorney's fees incurred by the party obtaining such judgment in such connection.

         21.6    Deleted prior to execution.

         21.7 Security Deposit. Landlord hereby acknowledges receipt from Tenant of the sum stated in Section 1.1(j) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit may be commingled with Landlord's other funds and is not an advance payment of Rentals or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Minimum Guaranteed Rental, Percentage Rental and any Additional Rental and any other damage, injury, expense or liability caused to Landlord by such Event of Default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, and provided Tenant has otherwise complied with the provisions of Articles 27 and 28 hereof, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease (subject to the provisions of Section 19.2 above). FURTHER, IN THE EVENT TENANT DISCUSSES TENANT'S MINIMUM GUARANTEED RENTAL, ADDITIONAL RENTAL OR OTHER CHARGES AS CONTAINED HEREIN WITH OTHER TENANTS IN THE SHOPPING CENTER, TENANT SHALL BE DEEMED TO BE IN DEFAULT OF THIS LEASE, AND IN THAT EVENT, TENANT SHALL FORFEIT TENANT'S SECURITY DEPOSIT AS STATED IN
SECTION 1.1(J) TO LANDLORD.

         ARTICLE 22.  LANDLORD'S CONTRACTUAL SECURITY INTEREST.

         22.1 In addition to the statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all Rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss that Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be situated on the Demised Premises (but not accounts, cash on hand, securities and intangibles or bank records on the premises), and all proceeds therefrom, and such property of Tenant may not be removed without the consent of Landlord until all arrearages in Rentals as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.

         22.2 Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant (but not accounts, cash on hand, securities and intangibles or bank records on the premises) situated on the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Demised Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. Landlord or its assigns may purchase any or all of same at said public or private sale, unless otherwise prohibited by law. The proceeds from any such private or public sale, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted Landlord in this Article
22. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall promptly pay any deficiencies.

         22.3 Upon request by Landlord, from time to time Tenant agrees to execute and deliver to Landlord a Uniform Commercial Code Financing Statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof (sample attached hereto as Exhibit "E").

         ARTICLE 23.  EMINENT DOMAIN.

         23.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and all Rentals shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

         23.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this Lease shall not terminate; however, the Minimum Guaranteed Rental (but not Percentage Rental Rate) payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to make the remaining portions of the Demised Premises an architectural whole.

         23.3 If any part of the Common Area should be taken as aforesaid, this Lease shall not terminate, nor shall the Rentals payable hereunder be reduced, except that either Landlord or Tenant may terminate this Lease if the area of the Common Area remaining following such taking, plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center, shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

         23.4 All compensation awarded for any taking (or the proceeds of private sales in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocating expenses or for the loss of Tenant's trade fixtures and other tangible personal property if a separate award for such items is made to Tenant.

         ARTICLE 24.  MERCHANTS ASSOCIATION.

         24.1 In the event that Landlord shall organize a merchants association composed of tenants in the Shopping Center, Tenant agrees that it will join and maintain membership in such association, will pay as Additional Rental such dues and assessments as may be fixed and determined from time to time by Landlord, and will comply with such bylaws, rules and regulations as may be adopted from time to time by the association.

         ARTICLE 25.  NOTICES.

         25.1 Whenever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 and Section 1.3 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice.

         ARTICLE 26.  RADIUS RESTRICTION.

         26.1    Deleted prior to execution.

         ARTICLE 27.  SURRENDER.

         27.1 At the expiration or termination of this Lease, Tenant shall surrender the Demised Premises in good condition, including the removals and repairs required to be made by Tenant in Sections 10.1, 11.1 and 12.4 of this Lease, excepting only reasonable wear and tear and repairs required to be made by Landlord in Section 7.1, Article 14 and Article 23 of this Lease.

         27.2 Should Tenant fail to remove any of its fixtures, equipment, signs or personalty at the expiration or termination of this Lease, Landlord may consider it to be abandoned and remove or dispose of same without liability to Tenant, at Tenant's expense.

         ARTICLE 28.  COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.

         28.1 Tenant shall comply with all applicable federal, state, and local laws, ordinances, orders, rules and regulations concerning the protection of the environment ("Environmental Laws") and affecting the Demised Premises or the operation of Tenant's business therein. Notwithstanding anything in this Lease to the contrary, Tenant shall not use, store, handle, manufacture, process or dispose of in, on or about the Shopping Center any substance, material, chemical, gas, waste or other matter which is harmful to the environment ("Hazardous Substances").

         28.2 Tenant will not do or permit anything to be done in, on or about the Shopping Center that would violate any Environmental Laws. Any Hazardous Substances (including any construction or remodeling wastes) shall be removed from the Demised Premises by Tenant and shall be properly disposed of in compliance with all Environmental Laws at Tenant's sole cost and expense.

         28.3 Tenant hereby agrees to indemnify and hold Landlord harmless of, from and against any and all claims, actions, liens, demands, costs, expenses, penalties, fines and judgments (including court costs and attorney's fees) resulting from or arising by reason of the violation of this Article 28 or any Environmental Laws by Tenant, its agents, employees, contractors, subtenants, licensees or concessionaires.

         28.4 Tenant's obligations under Article 28 shall survive the expiration or termination of this Lease.

         ARTICLE 29.  MISCELLANEOUS.

         29.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

         29.2    Deleted prior to execution.

         29.3 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited solely to the proceeds of the sale on execution of the interest of Landlord in the Shopping Center existing at the time any such liability is adjudicated; and Landlord shall not be personally liable for any deficiency or otherwise. Under no circumstances whatsoever shall Landlord ever be liable for consequential or special damages. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

         29.4 All remedies herein given to Landlord, including those not set forth but provided by law, shall be cumulative, and the exercise of one or more of such remedies by Landlord hereunder shall not exclude the exercise of any other consistent remedy. Any waiver by Landlord, express or implied, of any breach of any term, covenant or condition hereof, shall not be deemed a waiver of such term, condition or covenant for any subsequent breach or of any other term, covenant or condition hereof, and consent or approval shall not be deemed to waive or render unnecessary consent to approval of any subsequential or similar act. Acceptance of Rental by Landlord from Tenant or any assignee, subtenant, or other successor in interest of Tenant, or the payment or tender of any Rental to Landlord, with or without notice, shall never be construed as a waiver of any breach of any term, condition or covenant of this Lease. The failure of Landlord to declare any Event of Default upon the occurrence thereof, or any delay by Landlord in taking action with respect thereto shall not waive such default, but Landlord shall have the right to declare such default at any time and to take such action as may be authorized hereunder to the extent herein provided.

         29.5 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, government laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

         29.6 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord within ten (10) days an Estoppel Letter or a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as so modified) and including such information as Landlord may designate.

         29.7 The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby. Venue for any action under this Lease shall be in the County in which said Demised Premises are located.

         29.8 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

         29.9 The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives, subject to provisions contained in this Lease limiting assignment.

         29.10 This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease, in whole or in part, unless such is in writing and duly signed by the party against whom enforcement is sought.

         29.11 Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent with respect to this Lease.

         29.12   It is expressly understood that the signature of either Jerry
J. Moore, President or Jean H. Moore, Vice President for JJM Management Inc., Agent, will be sufficient to constitute the acceptance of the Landlord.

         ARTICLE 30.  RELOCATION FOR ANCHOR.

         30.1 In the event Landlord requires possession of the Demised Premises for either expansion area or assembly of new space for an anchor store, Landlord shall have the option to relocate the Tenant to alternate space in the Shopping Center, which alternate space shall be of similar size and value. In such event:

         (a) Landlord shall give Tenant not less than ninety (90) days prior written notice, which notice shall include the date on which the Tenant shall be required to relocate or move and the space to which Tenant will be relocated. Tenant shall give written notice of its acceptance or rejection of the relocation within thirty (30) days of receipt of Landlord's notice.

         (b) If Tenant notifies Landlord of its desire to relocate to such alternate space in the Shopping Center, the reasonable cost and expense of relocating Tenant (including the cost of preparing such alternate space for occupancy) shall be paid by Landlord, and such alternate space shall for all purposes be deemed the Demised Premises hereunder. This Lease shall otherwise continue unmodified and in full force and effect.

         (c) If Tenant fails to give such notice of its acceptance or rejection of said relocation, or gives notice that it does not desire to relocate, this Lease shall automatically terminate six (6) months after the date of the above given written notice by Landlord, and Landlord shall have full possession of the Demised Premises. In such event Landlord shall not be required to pay any costs incurred by Tenant in moving from the Demised Premises, nor shall Landlord be liable for any cost or expense incurred by Tenant in connection with the Demised Premises.

         ARTICLE 31.  TENANT'S CANCELLATION RIGHT.

         31.1    Deleted prior to execution.

         ARTICLE 32.  DRIVE THROUGH LANE.

         32.1 Tenant has the right, but not the obligation, to build a double drive-through lane at the location shown highlighted in blue on Exhibit "B" attached hereto. Tenant shall be entitled to install, operate, maintain and repair underground pneumatic tubes, conduit and wiring from such drive-through facilities to the Demised Premises, which shall be at Tenant's sole cost and expense. Tenant shall perform all work in connection with the necessary digging of trenches expeditiously and in a manner which will not unreasonably interfere with the conduct of business by other tenants in the Shopping Center, and Tenant shall restore the surface of the parking area to a level, smooth and evenly graded condition immediately following the completion of such work. All work in connection with the alterations, reconstruction and remodeling of the drive-through facilities described herein shall be performed by Tenant in accordance with all applicable laws, rules, regulations, codes and ordinances and pursuant to plans and specifications prepared by Tenant, which plans and specifications shall be submitted to Landlord prior to commencement of such work. Tenant shall be required to secure all licenses and permits necessary for the performance of such work.

         ARTICLE 33.  REGULATORY APPROVAL.

         The obligations of Tenant under this Lease are subject to Tenant obtaining regulatory approval for the opening of a branch bank in the Demised Premises. Tenant agrees to immediately make application and thereafter to make every reasonable effort to obtain such approval. In the event such approval is not received within ninety (90) days following the date of application, Tenant may extend this Lease for an additional ninety (90) days by paying $2,423.00 of non-refundable rent per month. In the event that regulatory approval is not received during the additional ninety (90) day extension, Landlord or Tenant may cancel this lease and tenant's Security Deposit and Prepaid Rental as stipulated in Article 1, Section 1.1(j) herein shall be forfeited to Landlord.

         This Lease consists of Articles numbered "1" through "33" and its attached Exhibits "A" through "E", and is EXECUTED as of the date first written hereinabove.

                                         LANDLORD:

                                         JERRY J. MOORE INVESTMENTS
                                         By:  JJM Management Inc., Agent



                                         By: /s/ Jean H. Moore
                                         Jean H. Moore, Vice President


                                         TENANT:
                                         CITIZENS BANK


                                         By: /s/ Phillip E. Brickley
                                             Philip E. Brickley,
                                             Executive Vice President

                                  EXHIBIT "C"

                             CONSTRUCTION AGREEMENT


                                                 (Contact) Tenant: Citizens Bank
                                                       Telephone: (512) 887-3000


Re: Lease space commonly known as 4101 Highway 77, #L-1, Corpus Christi, Texas, 78410, in the Five Points Shopping Center for Citizens Bank, as Tenant.



LANDLORD'S WORK:   Landlord will commence its work only after Tenant notifies
Landlord that all utilities are turned on in the Demised Premises.

Landlord, at his own expense, agrees to do the following:


1.       Initial service of HVAC, electrical and plumbing units.

2.       Paint interior one coat of paint.

3.       Replace any damaged or stained ceiling tiles.

TENANT'S WORK:

Tenant agrees to do all other work necessary to open the Demised Premises for business subject to Landlord's approval, as specified in Article 10, "Alterations".

Tenant shall supply Landlord with drawings and a list of proposed changes which, after initial approval by Landlord, must comply with City Codes.

It is further understood that Landlord will make the final inspection of the Tenant's Work within five (5) days after receipt of written notification by the Tenant that work has been completed.





                                                                      INITIALED:

                                  EXHIBIT "D"
                                 SIGN CRITERIA

Center:  Five Points
Tenant:  Citizens Bank
Address: 4101 Highway 77, #L1, Corpus Christi, Texas 78410

NOTE:  ALL SIGN DRAWINGS MUST BE APPROVED BY THE LANDLORD

TYPE OF BUILDING SIGN REQUIRED:  INDIVIDUAL CHANNEL LETTERS

A. Specifications of Materials: All letters shall have a plexiglass face, minimum 3/16" thick, retained in a Channel with a 1" trim cap. The letter sidewalls and raceway are to be baked enamel over aluminum. The letters shall be of an all-metal construction, using a minimum of a .040 gauge thick metal. All fastenings and hardware shall be non-corrosive materials.

B. Mounting Locations and Procedures: Sign shall be centered both vertically and horizontally on the facia of the building. All letters are to be mounted on a 7" x 7" or 8" x 8" raceway with drainage holes, size appropriate to allow for adequate drainage. These should be toward the front of the raceway away from the building. All building penetrations shall be sealed and watertight with mounting brackets or fasteners not visible.

C.       Size:

         1. Letters: Each letter shall be from 4" to 6" in depth. The height is as follows:

         a.  Height for one line:          Maximum - 24"    Minimum-18"
         b.  Height for two lines:
                 First line:               Maximum - 18"    Minimum - 12"
                 Second line:              Maximum - 12"    Minimum - 10"

                 NOTE:  The first and second line sizes may be reversed.

         2. Store Frontage: The length of the sign is not to exceed 80% of the store frontage, nor less than 60% of store frontage.

         3. Spacing: The letters are to be evenly distributed with consistency and desirable optical viewing.

                 a.  Between lines:           Maximum -  6"         Minimum - 6"
                 b.  Below roof line:         Maximum - 15-1/2"     Minimum - 6-1/2"
                 c.  Above canopy overhang:   Maximum - 15-1/2"     Minimum - 6-1/2"





                                                                      INITIALED:

D. Illumination: Electrical service to sign shall be provided by Tenant's own electrical meter. Letters 18" or taller are to contain two or more lines of neon tubing. The neon tubes shall be from 6000k to 6500k, transformer M.A. not to exceed rated footage of neon tubing on ballast. Exposed light sources are not permitted and all wires are to be in a conduit.

E. Color: Unless otherwise required and/or approved by the Landlord, all letter faces will be white. The raceway will be the same color as the building facia unless otherwise specified. The sidewall will be either the same color as the letter face or bronze, unless otherwise approved by Landlord.

F. Style/Design: All letter styles will be considered on a form scale with emphasis placed on to what degree they allow for ease in legibility. The design shall be kept simple, condensed to the business name, and coordinated with existing signs in the center.

G. Time Requirements: Tenant agrees to submit within thirty (30) days for Landlord's approval two (2) copies of a sign drawing prepared by Tenant's sign company, showing in reasonable detail Tenant's proposed sign. Further, Tenant agrees to have installed Tenant's approved sign within sixty (60) days of the Lease execution date.

H. Uniform Sign Criteria: Tenant agrees at all times to have above Tenant's space a sign which conforms to the sign standard set by the Landlord.

I. Maintenance: Tenant agrees that Tenant shall keep Tenant's sign in good working order during the entire Lease Term and any extension thereof, and that Landlord shall have the right to require the Tenant to remove and replace Tenant's sign if for any reason said sign becomes inoperative for a period of more than thirty (30) days.

J. Sign Removal: Tenant agrees at the expiration or termination of the Lease Agreement to have Tenant's sign removed from the building and make any necessary repair to the building resulting from said removal, at Tenant's sole cost and expense. If Tenant fails to remove Tenant's sign and make reasonable repairs to the sign facia resulting from said removal, then in such event, Landlord reserves the right to have said sign removed and make said repair, and to bill Tenant the cost of said work.

K. Sign Company: Landlord reserves the right not to allow a particular sign company to do sign work in a center.





                                                                      INITIALED:

                                  EXHIBIT "E"

September 28, 1994

Jim Knioum
Citizens Bank
P. O. Box 4007
Corpus Christi, Texas 78469

Re:      Lease Space
         4101 Highway 77, #L-1

Dear Mr. Knioum:

This letter will serve as acknowledgment that as per Article 1, Section 1.1(g) of the Shopping Center Lease dated the 24th day of June, 1994, by and between, Jerry J. Moore Investments, as Landlord, and Citizens Bank, as Tenant, commencement shall be October 1, 1994 and expiration shall be September 30, 1997.

In accordance with Section 1.1(j), your prepaid rental shall be applied to your October, 1994 rental. Your next rental payment in the amount of $2,423.00 shall be due November 1, 1994.

Please secure the appropriate signature on all four (4) copies and return two
(2) copies for our files.

                                       LANDLORD:
                                       JERRY J. MOORE INVESTMENTS
                                       By: JJM Management Inc.


                                       By: /s/ Jean H. Moore
                                           Jean H. Moore, Vice President
                                           Dated: September 28, 1994

                                       TENANT:
                                       CITIZENS BANK


                                       By: /s/ Philip E. Brickley
                                           Philip E. Brickley,





                                                                      INITIALED:

                                  LEASE INDEX

ARTICLE          CONTENTS                                                                                 PAGE
-------          --------                                                                                 ----
   1             Definitions and Certain Basic Provisions . . . . . . . . . . . . . . . . . . . . .  . . . . 1
   2             Granting Clause and Quiet Possession . . . . . . . . . . . . . . . . . . . . . . .  . . . . 2
   3             Delivery and Acceptance of Premises; Term of Lease; Holdover . . . . . . . . . . .  . . . . 3
   4             Minimum Guaranteed Rental and Percentage Rental  . . . . . . . . . . . . . . . . .  . . . . 3
   5             Common Area Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 4
   6             Use and Occupancy of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 6
   7             Maintenance and Repair of Premises . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 7
   8             Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 8
   9             Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 8
  10             Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 9
  11             Tenant's Fixtures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 9
  12             Tenant's Store Front and Signs . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 9
  13             Landlord's Right of Access; Use of Roof  . . . . . . . . . . . . . . . . . . . . .  . . .  10
  14             Damages by Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  10
  15             Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  11
  16             Indemnity and Public Liability Insurance . . . . . . . . . . . . . . . . . . . . .  . . .  11
  17             Non-liability for Certain Damages  . . . . . . . . . . . . . . . . . . . . . . . .  . . .  12
  18             Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  13
  19             Assignment of Landlord's Interest  . . . . . . . . . . . . . . . . . . . . . . . .  . . .  13
  20             Subordination; Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  14
  21             Default by Tenant and Landlord Remedies  . . . . . . . . . . . . . . . . . . . . .  . . .  14
  22             Landlord's Contractual Security Interest . . . . . . . . . . . . . . . . . . . . .  . . .  17
  23             Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  18
  24             Merchants Association  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19
  25             Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19
  26             Radius Restriction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19
  27             Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19
  28             Compliance with Environmental Requirements . . . . . . . . . . . . . . . . . . . .  . . .  19
  29             Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  20
  30             Relocation for Anchor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  22
  31             Tenant's Cancellation Right  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  22
  32             Drive Through Lane . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  22
  33             Regulatory Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  23
EXHIBITS
--------
   A             Shopping Center Legal Description
   B             Demised Premises
   C             Construction Agreement
   D             Sign Criteria
   E             U.C.C. Financing Statement





                                                                      INITIALED: